As filed with the Securities and Exchange Commission on March 14, 2007
Registration No. 333-137044

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 9 to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHOTOWATT TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Canada	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
Photowatt Technologies Inc.
25 Reuter Drive, Cambridge, Ontario, Canada N3E 1A9
(1-519-650-6505)
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Photowatt Technologies USA Inc.
540-A Silver Creek NW, Albuquerque, New Mexico 87121
(1-505-833-0100)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Christopher J. Cummings	Chris Hewat	Riccardo A. Leofanti	D. Shawn McReynolds
Shearman & Sterling LLP	Blake, Cassels & Graydon LLP	Skadden, Arps, Slate, Meagher & Flom LLP	Davies Ward Phillips & Vineberg LLP
199 Bay Street, Suite 4405	199 Bay Street, Suite 2800	222 Bay Street, Suite 1750	1 First Canadian Place, 44th Floor
Toronto, ON Canada M5L 1E8	Toronto, ON Canada M5L 1A9	Toronto, ON Canada M5K 1J5	Toronto, ON Canada M5X 1B1
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price(1)	Fee

Common Shares	$213,828,125	$6,565(3)

(1)	Includes common shares that may be purchased by the underwriters pursuant to an over-allotment option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Already paid as part of a $26,750 registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

1.1		Form of Underwriting Agreement

3	.1**	Form of Articles of Incorporation of the Registrant to be adopted prior to the completion of this offering

3	.2**	Form of by-laws of the Registrant to be adopted prior to the completion of this offering

3	.3**	Certificate of Amendment and Articles of Amendment

4	.1**	Specimen certificate for common shares of the Registrant

4	.2**	Form of Shareholder Agreement

5	.1**	Opinion of Blake, Cassels & Graydon LLP as to the validity of the securities being offered

10	.1**	Form of Master Separation Agreement

10	.2**	Form of Master Supply Agreement

10	.3**	Form of Transitional Services Agreement

10	.4**	Form of Registration Rights Agreement

10	.5**	Employment Agreement of Silvano Ghirardi

10	.6**	Employment Agreement of David L. Adams

10	.7**	Employment Agreement of Gary J. Seiter

10	.8**	Employment Agreement of Jean-Louis Dubien

10	.9**	Stock Option Plan

10	.10**	Directors’ Deferred Stock Unit Plan

10	.11**	Executive Performance Share Unit Plan

10	.12**	Short-term Incentive Plan

10	.13**	Form of Share Transfer Agreement No. 1

10	.14**	Form of Share Transfer Agreement No. 2

10	.15**	Form of Share Transfer Agreement No. 3

10	.16**	Form of Share Transfer Agreement No. 4

10	.17**	Form of Asset Transfer Agreement

10	.18**	Form of Lease Agreement

10	.19**	Form of Indemnification Agreement from ATS

10	.20**	Amendment to Employment Agreement of Silvano Ghirardi

10	.21**	Form of Indemnification Agreement from Photowatt

10	.22**	Form of Debt Repayment and Conversion Agreement

21	.1**	Subsidiaries of the Registrant

23	.1**	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto)

23.2		Consent of KPMG LLP

24	.1**	Powers of Attorney

**	Previously filed.

(b)	Financial Statement Schedules
None

SIGNATURES
      Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment no. 9 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Province of Ontario, on March 14, 2007.

PHOTOWATT TECHNOLOGIES INC.

By:	/s/ SILVANO GHIRARDI

	Name:	Silvano Ghirardi
	Title:	President and Chief Executive Officer and Director

      Pursuant to the requirements of the U.S. Securities Act of 1933, this amendment no. 9 to the registration statement has been signed by the following persons on March 14, 2007 in the capacities indicated.

	Name	Title

By:	* Silvano Ghirardi	President and Chief Executive Officer (principal executive officer) and Director

By:	* David L. Adams	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

By:	* Robert M. Franklin	Director — Chairman

By:	/s/ GERALD R. BEARD Gerald R. Beard	Director

By:	* Ronald J. Jutras	Director

By:	* Kirk Mandy	Director

By:	* Stewart McCuaig	Director

By:	* C. Ian Ross	Director

By:	* John W. Sheridan	Director

By:	* Wayne S. Hill	Director

*By:	/s/ SILVANO GHIRARDI Silvano Ghirardi Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
      Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, the undersigned has caused this amendment no. 9 to the registration statement to be signed solely in the capacity as the duly authorized representative of Photowatt Technologies Inc. in the United States, in the City of Cambridge, Province of Ontario on March 14, 2007.

Photowatt Technologies USA Inc.

(Authorized U.S. Representative)

By:	/s/ GERALD R. BEARD

	Name:	Gerald R. Beard
	Title:	Chief Financial Officer

EXHIBIT INDEX

1.1		Form of Underwriting Agreement

3	.1**	Form of Articles of Incorporation of the Registrant to be adopted prior to the completion of this offering

3	.2**	Form of by-laws of the Registrant to be adopted prior to the completion of this offering

3	.3**	Certificate of Amendment and Articles of Amendment

4	.1**	Specimen certificate for common shares of the Registrant

4	.2**	Form of Shareholder Agreement

5	.1**	Opinion of Blake, Cassels & Graydon LLP as to the validity of the securities being offered

10	.1**	Form of Master Separation Agreement

10	.2**	Form of Master Supply Agreement

10	.3**	Form of Transitional Services Agreement

10	.4**	Form of Registration Rights Agreement

10	.5**	Employment Agreement of Silvano Ghirardi

10	.6**	Employment Agreement of David L. Adams

10	.7**	Employment Agreement of Gary J. Seiter

10	.8**	Employment Agreement of Jean-Louis Dubien

10	.9**	Stock Option Plan

10	.10**	Directors’ Deferred Stock Unit Plan

10	.11**	Executive Performance Share Unit Plan

10	.12**	Short-term Incentive Plan

10	.13**	Form of Share Transfer Agreement No. 1

10	.14**	Form of Share Transfer Agreement No. 2

10	.15**	Form of Share Transfer Agreement No. 3

10	.16**	Form of Share Transfer Agreement No. 4

10	.17**	Form of Asset Transfer Agreement

10	.18**	Form of Lease Agreement

10	.19**	Form of Indemnification Agreement from ATS

10	.20**	Amendment to Employment Agreement of Silvano Ghirardi

10	.21**	Form of Indemnification Agreement from Photowatt

10	.22**	Form of Debt Repayment and Conversion Agreement

21	.1**	Subsidiaries of the Registrant

23	.1**	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 hereto)

23.2		Consent of KPMG LLP

24	.1**	Powers of Attorney

**	Previously filed.